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                        INVESTMENT MANAGEMENT AGREEMENT

    AGREEMENT made as of the 31st day of May, 1997, and amended as of May 1, 1998 and May 1, 1999, by and between Morgan Stanley Dean Witter Variable Investment Series, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Fund"), and Morgan Stanley Dean Witter Advisors Inc., a Delaware corporation (hereinafter called the "Investment Manager"):

    WHEREAS, The Fund is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

    WHEREAS, The Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, and engages in the business of acting as investment adviser; and

    WHEREAS, The Fund is authorized to issue shares of beneficial interest in separate portfolios (the "Portfolios") with each Portfolio representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, The Fund presently offers shares in several Portfolios, such Portfolios together with all other Portfolios subsequently established by the Fund with respect to which the Fund desires to retain the Investment Manager to render management and investment advisory services in the manner and on the terms and conditions hereinafter set forth being collectively referred to as the "Portfolios"; and

    WHEREAS, The Investment Manager desires to be retained to perform services on said terms and conditions:

    Now, Therefore, this Agreement

                              W I T N E S S E T H:

that in consideration of the premises and the mutual covenants hereinafter contained, the Fund and the Investment Manager agree as follows:

     1. The Fund hereby retains the Investment Manager to act as investment manager of the Portfolios and, subject to the supervision of the Trustees, to supervise the investment activities of the Portfolios as hereinafter set forth. Without limiting the generality of the foregoing, the Investment Manager shall obtain and evaluate such information and advice relating to the economy, securities and commodities markets and securities and commodities as it deems necessary or useful to discharge its duties hereunder; with respect to the Portfolios other than the European Growth Portfolio and the Pacific Growth Portfolio, shall continuously manage the assets of the Portfolios in a manner consistent with the investment objectives and policies of the Portfolios and shall determine the securities and commodities to be purchased, sold or otherwise disposed of by the Portfolios and the timing of such purchases, sales and dispositions; with respect to the European Growth Portfolio and the Pacific Growth Portfolio, shall supervise the management of the assets of the Portfolio in a manner consistent with the investment objectives and policies of the Portfolio and subject to such other limitations and directions as the Trustees of the Fund may from time to time prescribe; and shall take such further action, including the placing of purchase and sale orders on behalf of the Portfolios other than the European Growth Portfolio and the Pacific Growth Portfolio, as the Investment Manager shall deem necessary or appropriate. The Investment Manager shall also furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Manager in the discharge of its duties as the Fund may, from time to time, reasonably request.

      In the event the Fund establishes another Portfolio other than the current Portfolios with respect to which it desires to retain the Investment Manager to render investment advisory services hereunder, it shall notify the Investment Manager in writing. If the Investment Manager is willing to render such services, it shall notify the Fund in writing, whereupon such other Portfolio shall become a Portfolio hereunder.

98nyc6035
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     2. The Investment Manager shall, at its own expense, enter into
Sub-Advisory Agreements in respect of the European Growth Portfolio and the Pacific Growth Portfolio with a Sub-Adviser or Sub-Advisers to make determinations as to the securities and commodities to be purchased, sold or otherwise disposed of by the European Growth Portfolio or the Pacific Growth Portfolio and the timing of such purchases, sales and dispositions and to take such further action, including the placing of purchase and sale orders on behalf of the Portfolio, as the Sub-Adviser, in consultation with the Investment Manager, shall deem necessary or appropriate; provided that the Investment Manager shall be responsible for monitoring compliance by such Sub-Adviser with the investment policies and restrictions of the Portfolio and with such other limitations or directions as the Trustees of the Fund may from time to time prescribe.

     3. The Investment Manager shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Investment Manager shall be deemed to include persons employed or otherwise retained by the Investment Manager to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Manager may desire. The Investment Manager shall, as agent for the Fund, maintain the Fund's records and books of account (other than those maintained by the Fund's transfer agent, registrar, custodian and other agencies). All such books and records so maintained shall be the property of the Fund and, upon request therefor, the Investment Manager shall surrender to the Fund such of the books and records so requested.

     4. The Fund will, from time to time, furnish or otherwise make available to the Investment Manager such financial reports, proxy statements and other information relating to the business and affairs of the Fund as the Investment Manager may reasonably require in order to discharge its duties and obligations hereunder.

     5. The Investment Manager shall bear the cost of rendering the investment management and supervisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of the officers and employees, if any, of the Fund who are also directors, officers or employees of the Investment Manager, and provide such office space, facilities and equipment and such clerical help and bookkeeping services as the Fund shall reasonably require in the conduct of its business. The Investment Manager shall also bear the cost of telephone service, heat, light, power and other utilities provided to the Fund.

     6. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities or commodities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio transactions to which the Fund is a party; all taxes, including securities or commodities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the cost and expense of printing (including typesetting) and distributing prospectuses and statements of additional information of the Fund and supplements thereto to the Fund's shareholders; all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Investment Manager or any corporate affiliate of the Investment Manager; all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in shares or in cash; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Trustees of the Fund who are not interested persons (as defined in the

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Act) of the Fund or the Investment Manager, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; postage; insurance premiums on property or personnel (including officers and Trustees) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

     7. For the services to be rendered, the facilities furnished, and the expenses assumed by the Investment Manager, the various Portfolios of the Fund shall pay to the Investment Manager monthly compensation determined by applying the following annual rates to the daily net assets of the respective Portfolios determined as of the close of each business day: (a) the S&P 500 Index Portfolio -- 0.40%; (b) the Money Market Portfolio -- 0.50% of daily net assets up to $500 million, 0.425% of the next $250 million, and 0.375% of daily net assets over $750 million; (c) the High Yield Portfolio -- 0.50% of daily net assets up to $500 million and 0.425% of daily net assets over $500 million; (d) the Quality Income Plus Portfolio -- 0.50% of daily net assets up to $500 million and 0.45% of daily net assets over $500 million; (e) the Equity Portfolio -- 0.50% of daily net assets up to $1 billion and 0.475% of daily net assets over $1 billion; (f) the Strategist Portfolio -- 0.50% of daily net assets up to $1.5 billion and 0.475% of daily net assets over $1.5 billion; (g) the Dividend Growth Portfolio -- 0.625% of daily net assets up to $500 million, 0.50% of the next $500 million, 0.475% of the next $1 billion, 0.45% of the next $1 billion, and 0.425% of daily net assets over $3 billion; (h) each of the Capital Growth Portfolio and the Competitive Edge "Best Ideas" Portfolio -- 0.65% of daily net assets; (i) the Utilities Portfolio -- 0.65% of daily net assets up to $500 million, 0.55% of the next $500 million, and 0.525% of daily net assets over $1 billion; (j) each of the Income Builder Portfolio and the Aggressive Equity Portfolio -- 0.75% of daily net assets; (k) the Global Dividend Growth Portfolio -- 0.75% of daily net assets up to $1 billion and 0.725% of daily net assets over $1 billion; (l) the Short-Term Bond Portfolio -- 0.45% of daily net assets;
(m) the European Growth Portfolio -- 1.0% of daily net assets up to $500 million and 0.95% of daily net assets over $500 million; and (n) the Pacific Growth Portfolio -- 1.0% of daily net assets. Except as hereinafter set forth, compensation under this Agreement shall be calculated and accrued daily and the amounts of the daily accruals shall be paid monthly. Such calculations shall be made by applying 1/365ths of the annual rates to the net assets of the respective Portfolios each day determined as of the close of business on that day or the last previous business day. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

      Subject to the provisions of paragraph 8 hereof, payment of the Investment Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated by paragraph 8 hereof.

     8. In the event that the operating expenses of any of the Money Market Portfolio, the High Yield Portfolio, the Equity Portfolio, the Quality Income Plus Portfolio, the Strategist Portfolio, the Utilities Portfolio or the Dividend Growth Portfolio, including amounts payable to the Investment Manager pursuant to paragraph 7 hereof, for any year ending on a date on which this Agreement is in effect exceed 1.5% of the average daily net assets of such Portfolio up to $30 million and 1.0% of the average daily net assets of such Portfolio in excess of $30 million (the "expense limitation" of these Portfolios), or in the event that the operating expenses of any of the Capital Growth Portfolio, the Global Dividend Growth Portfolio, the European Growth Portfolio or the Pacific Growth Portfolio, including amounts payable to the Investment Manager pursuant to paragraph 7 hereof, for any year ending on a date on which this Agreement is in effect exceed 2.5% of the average daily net assets of such Portfolio up to $30 million, 2.0% of the next $70 million and 1.5% of the average daily net assets of such Portfolio in excess of $100 million (the "expense limitation" of these Portfolios), the Investment Manager shall reduce its management fee in respect of such Portfolio to the extent of such excess and will reimburse such Portfolio for annual operating expenses in excess of the applicable expense limitation, up to the amount of the management fee for that Portfolio which otherwise would be payable for that year; provided, however, there shall be excluded from

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such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by such Portfolio. Such reduction, if any, shall be computed and accrued daily, shall be settled on a monthly basis, and shall be based upon the expense limitation applicable to such Portfolio as at the end of the last business day of the month.

     9. The Investment Manager will use its best efforts in the supervision and management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Manager shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Investment Manager or for any losses sustained by the Fund or its investors.

    10. Nothing contained in this Agreement shall prevent the Investment Manager or any affiliated person of the Investment Manager from acting as investment adviser or manager for any other person, firm or corporation and shall not in any way bind or restrict the Investment Manager or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom they may be acting. Nothing in this Agreement shall limit or restrict the right of any Trustee, officer or employee of the Investment Manager to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

    11. This Agreement shall remain in effect until April 30, 2000 and from year to year thereafter with respect to each Portfolio provided such continuance with respect to a Portfolio is approved at least annually by the vote of holders of a majority (as defined in the Act) of the outstanding voting securities of such Portfolio or by the Trustees of the Fund; provided that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Investment Manager, either by majority vote of the Trustees of the Fund or, with respect to a Portfolio, by the vote of a majority of the outstanding voting securities of such Portfolio; (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the Act and the rules thereunder) unless such automatic terminations shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Investment Manager may terminate this Agreement without payment of penalty on thirty days' written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed post-paid, to the other party at the principal office of such party.

      Any approval of this Agreement by the holders of a majority of the outstanding voting securities of any Portfolio shall be effective to continue this Agreement with respect to such Portfolio notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding voting securities of any other Portfolio or (b) that this Agreement has not been approved by the vote of a majority of the outstanding voting securities of the Fund, unless such approval shall be required by any other applicable law or otherwise.

    12. This Agreement may be amended by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Investment Manager shall be liable for failing to do so.

    13. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Act, the latter shall control.

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    14. The Investment Manager and the Fund each agree that the name "Morgan
Stanley Dean Witter," which comprises a component of the Fund's name, is a property right of Morgan Stanley Dean Witter & Co. ("MSDW"), the parent of the Investment Manager. The Fund agrees and consents that (i) it will only use the name "Morgan Stanley Dean Witter" as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the name "Morgan Stanley Dean Witter" for any purpose, (iii) MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, (iv) at the request of MSDW or any corporate affiliate of MSDW, the Fund will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Fund may enter, or upon termination of affiliation of the Investment Manager with its parent, the Fund shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name.

    15. The Declaration of Trust establishing Morgan Stanley Dean Witter Variable Investment Series, dated February 24, 1983, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Dean Witter Variable Investment Series refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Morgan Stanley Dean Witter Variable Investment Series shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Dean Witter Variable Investment Series, but the Trust Estate only shall be liable.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, as amended, on May 1, 1999 in New York, New York.

                                        MORGAN STANLEY DEAN WITTER VARIABLE
                                         INVESTMENT SERIES

                                        By:
                                        ......................................

Attest:

 .....................................

                                        MORGAN STANLEY DEAN WITTER ADVISORS
                                         INC.

                                        By:
                                        ......................................

Attest:

 .....................................

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